UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2)
[X]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material under Section 240.14a-12

LAS VEGAS GAMING, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) AND 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
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[   ]     Fee paid previously with preliminary materials.
[   ]     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Las Vegas Gaming, Inc.
4000 West Ali Baba Lane
Las Vegas, NV 89118

October 29, 2007

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Las Vegas Gaming, Inc., which will be held at Treasure Island, Caribbean Room C, 2nd Floor Convention Level, 3300 South Las Vegas Boulevard, Las Vegas, Nevada, on November 27, 2007 at 1:00 p.m. Pacific Time.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting.  Therefore, I urge you to sign, date, and promptly return the enclosed proxy.  If you decide to attend the annual meeting and vote in person, you will of course have that opportunity.

On behalf of the board of directors, I would like to express our appreciation for your continued interest in the affairs of Las Vegas Gaming, Inc.

Sincerely,

/s/ Russell R. Roth
Russell R. Roth
Board Chairman

Las Vegas Gaming, Inc.
4000 West Ali Baba Lane
Las Vegas, Nevada 89118
Telephone (702) 871-7111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on November 27, 2007

TO THE SHARHOLDERS OF LAS VEGAS GAMING, INC.:

The annual meeting of the shareholders of Las Vegas Gaming, Inc. will be held at Treasure Island, Caribbean Room C, 2nd Floor Convention Level, 3300 South Las Vegas Boulevard, Las Vegas, Nevada, on November 27, 2007, at 1:00 p.m. Pacific Time, for the following purposes:

1)	To elect seven directors to serve until the next annual meeting and until their successors are elected and qualified.
2)	To approve amendments to our Stock Option Plan (2000) including fixing the number of shares of our common stock which may be granted under the Stock Option Plan (2000) at 2,500,000 shares.
3)	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders of record at the close of business on October 22, 2007 are entitled to notice of and to vote at the meeting.  The Company’s proxy statement accompanies this notice.

All shareholders are invited to attend the meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS,
Russell R. Roth, Chairman

Las Vegas, Nevada
October 29, 2007

IMPORTANT

Whether or not you expect to attend the annual meeting in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience.  This will ensure the presence of a quorum at the annual meeting.  PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE LAS VEGAS GAMING THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION.  Sending in your Proxy will not prevent you from voting your stock at the annual meeting if you desire to do so, as your Proxy is revocable at your option.

Las Vegas Gaming, Inc.
4000 West Ali Baba Lane
Las Vegas, NV 89118
Telephone (702) 871-7111

PROXY STATEMENT

For the Annual Meeting of Shareholders
To be held November 27, 2007

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY LAS VEGAS GAMING, INC. OR ANY OTHER PERSON.

MATTERS TO BE CONSIDERED

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Las Vegas Gaming, Inc. (the “Company”) for use at the annual meeting of the shareholders of the Company, or any adjournments thereof.  The meeting will be held at Treasure Island, Caribbean Room C, 2nd Floor Convention Level, 3300 South Las Vegas Boulevard, Las Vegas, Nevada, on November 27, 2007, at 1:00 p.m. Pacific Time, to elect seven directors to serve until the next annual meeting and until their successors are duly elected, to amend the Stock Option Plan (2000) to increase the number of shares available for grant under the plan and to transact any other business that may properly come before the meeting or any adjournment of the meeting.

Management knows of no other business that may properly come before the meeting.  Directors are elected by a plurality of the votes cast by holders of shares entitled to vote at a meeting at which a quorum is present.  This means that the seven individuals receiving the largest number of votes will be elected as directors.  The proposal to increase the number shares available for grant under the Stock Option Plan (2000) requires the approval of the holders of a majority of the shares represented and voting at a duly held meeting at which a quorum is present.

This proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about October 29, 2007.

RECORD DATE; SOLICITATION OF PROXIES

The Board of Directors of Las Vegas Gaming has fixed the close of business on October 22, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.  Holders of the Company’s two classifications of common stock, Common Stock and Common Stock Series A, are entitled to one vote at the meeting for each share of common stock held of record on the record date.   At the record date, there were 12,230,653 shares of Common Stock Series A issued, outstanding, and entitled to vote at the meeting.  There are no shares of Common Stock outstanding.  There is no other stock or series of stock with voting rights.

In addition to the solicitation of proxies by the Board of Directors through use of the mails, proxies may also be solicited by the Company and its directors, officers and employees (who will receive no additional compensation therefore) by telephone, facsimile transmission or other electronic communication, and/or by personal interview.  The Company will reimburse banks, brokerage houses, custodians and other fiduciaries that hold shares of common stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares.  The Company will bear the costs of the annual meeting and of soliciting proxies therefore, including the cost of printing and mailing this proxy statement and related materials.

Any questions or requests for assistance regarding the Company’s proxies and related materials may be directed in writing to Bruce Shepard, Chief Financial Officer, at 4000 West Ali Baba Lane, Las Vegas, Nevada 89118.

VOTE REQUIRED AND VOTING

The Board of Directors has designated two classifications of common stock, Common Stock Series A of which 25,000,000 shares have been authorized and 12,230,653 are issued and outstanding as of October 22, 2007 and Common Stock of which 65,000,000 shares have been authorized and 0 shares are issued and outstanding as of October 22, 2007.  All of our shares of common stock currently issued and outstanding have been designated as Common Stock Series A.  Both series of common stock retain the same legal rights, including unlimited voting rights.  The differentiation of our common stock into the two series has been solely for the purpose of possibly listing the shares for trading in the future.

In order to obtain shareholder approval, thirty-three and one third percent (33 1/3%) of the issued and outstanding shares of common stock entitled to vote as of the record date, represented in person or by proxy, is required for a quorum at the annual meeting.  Abstentions may be specified and will be counted as present for the purpose of determining the existence of a quorum.  Election of directors shall be accomplished by the seven candidates receiving a plurality of the votes cast at a shareholders’ meeting by the shareholders entitled to vote in the election.  Holders of common stock do not have cumulative voting rights.

You may vote by either attending the meeting in person or by filling out and sending in your proxy.  Shares of common stock that are represented by properly executed proxies, unless such proxies shall have previously been properly revoked (as provided herein), will be voted in accordance with the instructions indicated in such proxies.  If no contrary instructions are indicated, such shares will be voted FOR the named nominees for the board of directors identified herein and FOR the amendments to the Stock Option Plan (2000).  Shares represented by proxies that have voted against the propositions presented at the meeting cannot be used to postpone or adjourn the meeting in order to solicit more votes for the proposition.

Brokers who hold shares in a street name have the authority to vote when they have not received instructions from the beneficial owners.  Brokers who do not receive instructions, but who are present in person or by proxy at the meeting will be counted as present for quorum purposes.

OTHER MATTERS

It is not expected that any matters other than those referred to in this proxy statement will be brought before the meeting.  If other matters are properly presented, however, the persons named as proxy appointees will vote in accordance with their best judgment on such matters.  The grant of a proxy also will confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the meeting.

DISSENTERS’ RIGHT OF APPRAISAL

There are no rights of appraisal or similar rights of dissenters with respect to any of the scheduled matters to be acted upon at the annual meeting.

REVOCATION OF PROXY

Any shareholder may revoke his, or her or its proxy at any time before it is voted, by: (1) filing with the corporate secretary of Las Vegas Gaming an instrument revoking the proxy; (2) returning a duly executed proxy bearing a later date; or (3) attending the meeting and voting in person.  Attendance at the meeting will not by itself constitute revocation of a proxy.

SHAREHOLDERS ARE URGED TO READ CAREFULLY AND CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING PREPAID ENVELOPE.

PROPOSAL 1—ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the 2007 annual meeting.  Seven directors are to be elected at the annual meeting, to hold office for one year until the next annual meeting of shareholders, and until their successors are elected and qualified.  It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy.  Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

NOMINEES

The following sets forth information regarding each nominee.

Name	Age	Position
Russell R. Roth	60	Chairman
Jon D. Berkley	43	CEO and Director
Richard H. Irvine	66	Vice-Chairman
Kyleen E. Cane	52	Director
Terry L. Caudill	60	Director
Stephen A. Crystal	41	Director
Robert M. McMonigle	63	Director

Russell R. Roth has served as our Chairman since April 1998 and has previously served as our Chief Executive Officer until March 2007, as our Chief Financial Officer and Treasurer until July 2006 and as our Secretary until October 2006.  Mr. Roth was the feature writer, editor, and co-owner of the Las Vegas Investment Report and managed portfolios for a few select individuals.  He served as President of National Investment & Tax managers, Inc. from September 1994 to April 1996.  Mr. Roth was Chief Financial Officer of Sotheby’s Holdings, Inc., an art auction company, from January 1987 to April 1993.  From 1983 to 1986, Mr. Roth served as Chief Financial Officer of Cessna Aircraft Company where he coordinated a successful merger of the company with General Dynamics Corp.  From 1968 to 1983, he served in various financial capacities for Rockwell International, Occidental Petroleum Company and the Bendix Corporation.

Jon D. Berkley has served as our President, Chief Executive Officer, and a Director since June 2007.  Prior to joining LVGI, Mr. Berkley served as Senior Vice President and Business Manager of Global Gaming and Lottery for Transact Technologies and is a member of the Board of Directors and Executive Committee of the Gaming Standards Association.  Prior to joining TransAct Technologies in the spring of 2003, Mr. Berkley was CEO of the consulting firm of Tech-I-Bank which worked with early stage technology companies such as: VirtGame, CardScience, Meridian and InfraWest Broadband.  In 1991 Mr. Berkley founded advertising and fulfillment company Display America.  In the years following, he also founded National Container Corporation and Integrated Packaging Systems.  He sold out of those businesses in the mid 1990’s to take over as CEO of Internet e-Commerce company Wellzone.com.  Mr. Berkley began his professional career in Washington, DC working as Advanceman for Secretary of Labor

Bill Brock, as Director of Campaign Plan Logistics for Senator Bob Dole’s presidential bid of 1988 and, finally, as Director of Intergovernmental Affairs in the US Trade Representative’s office at the White House during the Reagan Administration.

Richard H. Irvine has served as our Vice-Chairman since March 2007 and as a director of our company since January 2001. Currently, Mr. Irvine is retired. From April 2004 to April 2005, Mr. Irvine served as Senior Vice President, North America for Bally’s Gaming. From January 2002 through January 2004, Mr. Irvine served as Vice President of Sales for A. C. Coin, a gaming company headquartered in Atlantic City, New Jersey. Mr. Irvine served as Chief Operating Officer and Executive Vice President of Planning and Development for GameTech International, Inc. from February 1999 through November 2001. Mr. Irvine served as President and Chief Operating Officer of Mikohn Gaming Corporation from July 1995 until September 1998. From 1993 to 1995, Mr. Irvine served as Senior Vice President – Marketing and Entertainment for Boomtown, Inc. Mr. Irvine was Vice President of Marketing for worldwide Walt Disney attractions from 1991 to 1993. Mr. Irvine has served as a director of GameTech International, Inc. since September 2005.

Kyleen E. Cane has served as a director of our company since July 2001.  Since 1997, Ms. Cane has maintained a securities law practice at the firm of Cane Clark, LLP in Las Vegas, Nevada.  From May 1989 to June 2001, Ms. Cane served as the President and Chief Executive Officer of Tele-Lawyer, Inc., a company that was subsequently acquired by Legal Access Technologies, Inc., a publicly reporting Nevada corporation in 2001. From June 2001 until December 2004, Ms. Cane served as Chairman and Chief Executive Officer of Legal Access Technologies, Inc.

Terry L. Caudill has served as a director of our company since July 2006.  Since August 2003, Mr. Caudill has owned and served as President, Treasurer, Secretary, and director of Four Queens Hotel and Casino in downtown Las Vegas, Nevada.  Mr. Caudill also currently owns the Magoo’s Gaming Group, which operates 14 full service restaurants and gaming bars. From 1983 to 1994, Mr. Caudill worked for Circus Circus Enterprises, Inc., the predecessor of the Mandalay Resort Group, in various positions including internal auditor, Corporate Vice President and Chief Accounting Officer, and Corporate Treasurer.

Stephen A. Crystal has served as a director of our company since March 2007.  Mr. Crystal served as our President from October 2006 until March 2007 and our Chief Marketing Officer from June 2006 until March 2007.  Mr. Crystal also previously served as a director of our company from October 2005 until October 2006.  Between February 2000 and December 2005, Mr. Crystal served as the Co-Founder, Vice-Chairman, and President of Barrick Gaming, a wholly owned subsidiary of Barrick Corporation, which owned and operated hotel-casinos in Las Vegas, Nevada.  Mr. Crystal has been involved in gaming development and operations in numerous gaming jurisdictions since 1993 as general counsel to the Barrick family of businesses.  Mr. Crystal has been a member of the Young Presidents Organization since 2004.

Robert M. McMonigle has served as a director of our company since November 2006.  Mr. McMonigle spent 17 years with International Game Technology, 13 years of which he served as the Executive Vice President of Sales, leading the company through worldwide gaming development and a driving force behind domestic and international sales. In 2003, Mr. McMonigle joined American Gaming & Electronics as its President and Chief Operating Officer.  Mr. McMonigle later founded Roger Enterprises, a Nevada-based novelty sign company. Mr. McMonigle also consults in sales and marketing activities for Aristocrat Technologies.

Terms of Office

Company directors are elected to serve until the next annual general meeting of the shareholders and until their successors are elected and qualified or until removed from office in accordance with the Company’s by-laws.

INFORMATION REGARDING THE BOARD

The Board of Directors

The Board of Directors oversees the business and affairs of the Company and monitors the performance of management.  In accordance with corporate governance principles, the Board of Directors does not involve itself in day-to-day operations.  The directors keep themselves informed through discussions with our key officers, Mr. Jon D. Berkley, Mr. Bruce A. Shepard, and Mr. Zak Khal and our principal external advisors (legal counsel, outside auditors and other consultants), by reading reports and other materials that we send to them and by participating in board and committee meetings.

As of December 31, 2006, the end of our last completed fiscal year, the Board of Directors determined that the following directors met the standards of independence under the rules of the SEC and the Nasdaq Global Market: Kyleen E. Cane, Terry L. Caudill, Richard H. Irvine, Robert M. McMonigle and Robert B. Washington.

During 2006, our Board of Directors held ten regularly scheduled meetings and no special meetings.  Each member of our Board of Directors attended at least 75% of our regularly scheduled meeting and special meetings.  Our Board of Directors also took action by written consent on two occasions. We encourage our directors to attend our annual meetings of stockholders.  All four of our then directors attended our 2006 annual meeting.

Director Compensation

The directors were not paid for acting as members of the Board of Directors in 2006, other than receiving stock options or warrants.

Board Committees

The Board of Directors has the authority to appoint committees to delegate the authority of the full Board of Directors to perform certain functions.  Our Board of Directors has adopted an Audit Committee, Compensation and Stock Option Committee, and Corporate Governance and Nominating Committee.  The charters for these committees, as well as our Code of Business Conduct and Ethics, are available on our website at www.lvgi.com.

Audit Committee

We are not required to but nevertheless have an Audit Committee that oversees our accounting, reporting, and financial control practices. Our Board of Directors has adopted an Audit Committee charter setting forth the responsibilities of the audit committee, which includes the following:

•	overseeing and monitoring our internal control over accounting, financial reporting processes, and the integrity of our financial statements;

•	appointing and overseeing the work of our independent registered accounting firm including the independent accountant’s qualifications, independence, and performance;

•	assisting our Board of Directors in the oversight and monitoring of our compliance with legal and regulatory requirements;

•	reviewing our internal accounting and financial controls; and

•
reviewing our audited financial statements and reports and discussing the financial statements and reports with management and the independent accountants, including any significant adjustments, management judgments and estimates, new accounting polices, and disagreements, if any, between the auditors and management.

As of December 31, 2006, the members of our Audit Committee were Terry L. Caudill, Richard H. Irvine, and Kyleen E. Cane.  In 2006, Mr. Caudill served as the chairman of the Audit Committee. Our Board of Directors has determined that Mr. Caudill would qualify, if required, as an “audit committee financial expert’’ under the rules of the SEC.

During 2006, our Audit Committee held three regularly scheduled meetings and no special meetings.  Each member of our Audit Committee attended at least 75% of our regularly scheduled meetings and special meetings.  Our Audit Committee also took no action by written consent.

Compensation and Stock Option Committee

Our Compensation and Stock Option Committee reviews the performance and development of management in achieving corporate goals and objectives and assures that our senior executives are compensated in a manner consistent with our corporate strategy, competitive practice, and the requirements of the appropriate regulatory bodies. Toward that end, the Compensation and Stock Option Committee oversees, reviews, and administers all compensation, equity, and employee benefit plans and programs. Currently, our Compensation and Stock Option Committee has no existing policy with respect to the specific relationship of corporate performance to executive compensation. Our Compensation and Stock Option Committee plans to set executive compensation to attract and retain high quality and experienced individuals and to align the interests of management and stockholders by providing executives with equity incentives. Our Board of Directors has adopted a Compensation and Stock Option Committee charter setting forth the responsibilities of the Compensation and Stock Option Committee, which includes the following:

•	reviewing and approving compensation strategy,

•	reviewing and determining the compensation of executive officers and non-employee directors, and

•	administering our equity incentive plans.

As of December 31, 2006, the members of our Compensation and Stock Option Committee were Kyleen E. Cane, Robert M. McMonigle, and Richard H. Irvine.  In 2006, Ms. Cane served as the chairman of the Compensation and Stock Option Committee.

During 2006, our Compensation and Stock Option Committee held two regularly scheduled meetings and no special meetings.  Each member of our Compensation and Stock Option Committee attended at least 75% of our regularly scheduled meetings and special meetings.  Our Compensation and Stock Option Committee also took no action by written consent.

Corporate Governance and Nominating Committee

The purpose of the Corporate Governance and Nominating Committee is to identify qualified individuals to become members of our Board of Directors, select the director nominees to be presented for election at each annual meeting of stockholders, regularly develop, review, and recommend to the board a set of corporate governance policies applicable to us, and provide oversight for the evaluation of the performance of the board. Our Board of Directors has adopted a Corporate Governance and Nominating Committee charter setting forth the responsibilities of the Corporate Governance and Nominating Committee which, among other functions, include:

•	nominating and qualifying directors,

•	identifying and recommending appointees to serve on key committees,

•	reviewing and recommending changes to the size of the Board of Directors, and

•	assessing and evaluating corporate governance principles.

The Corporate Governance and Nominating Committee identifies individuals qualified to stand for re-election or to become new members of the Board of Directors by reviewing the candidate’s qualifications, expertise, and characteristics, as well as the candidate’s availability and willingness to serve. A candidate for nomination for the Board of Directors must have the following minimum qualifications:

•	the candidate must demonstrate integrity, accountability, informed judgment, financial literacy, creativity, and vision;

•	the candidate must be prepared to represent the best interests of all of our stockholders, not just those of one particular constituency;

•	the candidate must have a record of professional accomplishment in his or her chosen field; and

•	the candidate must be prepared and able to participate fully in board of director activities, including membership on board committees.

In addition to the above guiding qualifications, the Corporate Governance and Nominating Committee’s decisions regarding director nominations are based upon the belief that it is important to have directors from various backgrounds and professions to assure that the Board of Directors has a wealth of experience from which to base its decisions. Consistent with this philosophy, in addition to the minimum standards set forth above, business and managerial experience and an understanding of financial statements are very important.

As of December 31, 2006, the members of our Corporate Governance and Nominating Committee were Robert B. Washington, Robert M. McMonigle, and Terry L. Caudill.  In 2006, Mr. Washington served as the chairman of the Corporate Governance and Nominating Committee.

During 2006, our Corporate Governance and Nominating Committee held two regularly scheduled meetings and no special meetings.  Each member of our Corporate Governance and Nominating Committee attended at least 75% of our regularly scheduled meetings and special meetings.  Our Corporate Governance and Nominating Committee also took no action by written consent.

The Corporate Governance and Nominating Committee will consider nominees for our Board of Directors recommended by stockholders.  Notice of proposed stockholder nominations for directors must be delivered not later than 60 days nor earlier than 90 days prior to the first anniversary of the date of the prior year’s annual meeting.  Nominations shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (c) the class and number of shares of the corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the 1934 Act); and (ii) as to such stockholder giving notice: (A) the name and address, as they appear on the Company’s books, of such stockholder, (B) the class and number of shares of the Company which are beneficially owned by the stockholder, and (C) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the 1934 Act, in his capacity as a proponent to a stockholder proposal.

Nominations should be delivered to the Corporate Governance and Nominating Committee at the following address:

Las Vegas Gaming, Inc.
c/o Corporate Secretary
4000 West Ali Baba Lane
Las Vegas, Nevada  89118

Stockholder Communications with the Board of Directors

Historically, the Company has not adopted a formal process for stockholder communications with the Board of Directors.  Nevertheless, every effort has been made to ensure that the Board of Directors or individual directors, as applicable, hear the views of stockholders and that appropriate responses are provided to stockholders in a timely manner.  Any matter intended for the Board of Directors, or for any individual member or members of the Board of Directors, should be directed to the Company’s Chief Financial Officer, Bruce A. Shepard, labeled as a  confidential matter for the entire Board of Directors or an individual member or members of the Board of Directors, as applicable, and with a request to forward the same to the intended recipient.

Recommendation of our Board of Directors

Our Board of Directors recommends that you vote “FOR” all the director nominees.

PROPOSAL 2—PROPOSAL TO AMEND THE STOCK OPTION PLAN (2000)

Stockholders are being asked to approve the following amendments to the Stock Option Plan (2000) (the “Plan”), which were adopted, subject to stockholder approval, by the Board of Directors on October 15, 2007:

●	The proposed amendments would fix the number of shares reserved under the Plan at 2,500,000 shares of common stock for which options may be granted under the Plan.

●
The proposed amendments would remove the language in the Plan which required the aggregate sales price, or amount of securities sold under the Plan, during any 12 month period to not exceed the greater of: (1) $1 million, (2) 15% of the total assets of the Company, or (3) 15% of the issued and outstanding common stock of the Company.

On July 27, 2006, the Board of Directors of Las Vegas Gaming, Inc. approved an amendment to the Plan to fix the number of shares reserved under the Plan at 1,250,000 shares, subject to stockholder approval at the 2007 annual meeting.  However, the Board of Directors subsequently resolved to increase the fixed number of shares reserved under the Plan to 2,500,000.  By approving this Proposal 2, the stockholders would also approve and ratify all grants and actions taken by the Board of Directors relating to the prior Board of Directors approved amendment to the Plan.

Purpose of the Plan

The purpose of the Plan is to strengthen the Company by providing incentive stock options as a means to attract, retain and motivate key corporate personnel, through ownership of stock in the Company, and to attract individuals of outstanding ability to render services to and enter employment of the Company or its subsidiaries.

The principal terms of the Plan including the proposed amendments are summarized below.  The following summary is qualified in its entirety by the full text of the Plan which is attached as Appendix A to this proxy statement and the full text of the proposed amendments to the Plan which is attached as Appendix B to this proxy statement.

Description of Amendments

The proposed amendments to the Plan would fix the number of shares of common stock for which options can be granted under the Plan at 2,500,000.  Prior to the proposed amendments, the aggregate sales price, or amount of securities sold under the Plan, during any 12-month period could not exceed the greater of: (1) $1 million, (2) 15% of the total assets of the Company, or (3) 15% of the issued and outstanding common stock of the Company.  The proposed amendments would help the Company to continue to realize the purpose for which the Plan was adopted, especially in regards to attracting and retaining key personnel needed for the product rollout of the Company’s PlayerVision system.

Administration

The Plan is administered by the Compensation and Stock Option Committee composed of members selected by, and serving at the pleasure of, the Board of Directors. Subject to the provisions of the Plan, the Compensation and Stock Option Committee has authority to construe and interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to its administration, to select, from time to time, among the eligible employees and non-employee consultants of the Company and its subsidiaries those employees and consultants to whom stock options will be granted, to determine the duration and manner of the grant of the options, to determine the exercise price, the number of shares and other terms covered by the stock options, to determine the duration and purpose of leaves of absence which may be granted to option holders without constituting termination of their employment for purposes of the Plan, and to make all of the determinations necessary or advisable for administration of the Plan. The interpretation and construction by the Compensation and Stock Option Committee of any provision of the Plan, or of any agreement issued and executed under the Plan, shall be final and binding upon all parties.

The plan may be amended by our Board of Directors without stockholder approval unless the amendment increases the total number of shares reserved under the plan, changes the class of persons eligible to receive options under the plan, reduces the exercise price, extends the term of the option, or adversely affects any of the then outstanding options.

Types of Stock Options Under the Plan

Two types of stock options may be granted under the Plan, options intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code, or Qualified Stock Options, and options not specifically authorized or qualified for favorable income tax treatment under the Internal Revenue Code, or Non-Qualified Stock Options.

Terms of the Grants Under the Plan

The exercise price of stock options granted under the Plan shall be determined at the time of grant and shall not be less than 85% of the fair value of our common stock; however, the exercise price of Qualified Stock Options shall not be less than 100% of the fair value of our common stock. In the case of any option granted to an employee possessing more than 10% of the total voting power of our common stock, the exercise price shall not be less than 110% of the fair value of our common stock. Unless otherwise determined by our Compensation and Stock Option Committee, each option shall expire upon the earlier of ten years from the date of grant; five years from the date of grant for an option holder who possesses more than 10% of the voting power of our common stock; three months after the termination of the option holder’s status as an officer, director, employee, or consultant; and one year after the death or disability of the option holder.

Number of Shares Subject to the Plan

Options issued under the Plan for a total of 184,873 shares of common stock have previously been exercised.  As of September 30, 2007, options for a total of 839,400 shares of common stock were issued and outstanding under the Plan.  After the proposed amendments, 1,420,327 shares of common stock would be available for future grants.

Federal Income Tax Consequences

The federal income tax consequences of the Plan under current federal law, which is subject to change, are summarized in the following discussion.  This summary is not intended to be exhaustive and, among other considerations, does not describe state, local or international tax consequences or tax consequences for non-U.S. persons.

An optionee who is granted a Qualified Stock Option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss.  If the above holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the fair market value of the stock when the option was exercised and the exercise price. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Any recognized ordinary income or gain will not be subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

In general, an optionee who is granted a Non-Qualified Stock Option will not realize taxable income upon the grant, and the Company will generally not be entitled to a deduction. Upon exercise of a Non-Qualified Stock Option, the excess of the fair market value of the shares on the date of exercise over the exercise price will be taxable to the optionee as ordinary income. The amount included in the gross income of the optionee will also be deductible by the Company, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. The tax basis of shares acquired by the optionee will be equal to the exercise price plus the amount includable in the gross income of the optionee as ordinary income.

New Plan Benefits

Because the establishment of offering periods and those employees who are eligible to participate in the Plan are determined by the Compensation and Stock Option Committee, the employees who may be eligible to participate in future offerings and the amounts, if any, of rights to purchase shares of common stock granted in such future offerings are not presently determinable.

Recommendation of our Board of Directors

Our Board of Directors recommends that you vote "FOR" the approval of the amendments to the Plan.

EXECUTIVE COMPENSATION

The compensation of our executive officers is administered by our Compensation and Stock Option Committee.  In particular, this committee establishes the compensation of our executive officers and reviews the performance and development of our executive officers in achieving corporate goals and objectives.  Generally, the compensation of our executive officers consists of two cash components, base salary and year-end bonus, and one long-term incentive component, stock options.  The base salary and year-end bonus are designed to compensate the executive for individual performance and for overall company performance.  The stock options are granted to aid in the retention of executive officers and are designed to align the interests of executive officers with those of our stockholders.  Notwithstanding the foregoing, our Compensation and Stock Option Committee does not have a specific policy with respect to the exact relationship of corporate performance to executive compensation.

Summary Compensation Table

The following table sets forth, for the periods indicated, compensation for services rendered in all capacities to us for the period indicated, received by our Chief Executive Officer, our two most highly compensated executive officers who served as executive officers as of December 31, 2006 and a former executive officer who would have been one our most highly compensated executive officers but for his resignation on June 11, 2006.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation(2) ($)	Total(3) ($)

Russell R. Roth	2006	125,630	120,000	-	-	-	245,630
Chief Executive Officer and Chairman(4)	2005	133,305	15,000	(4)	-	-	148,305
		125,030	-	-	(4)	-	125,030

Sam Johnson	2006	235,764	-	-	-	-	235,764
Chief Technical Officer(5)(6)	2005	201,375	-	(6)	(6)	-	201,375
		-	-	-	-	-	-

Zak Khal	2006	176,931	-	-	-	-	176,931
President and Chief Operating Officer(7)	2005	144,000	-	(7)	(7)	-	144,000
		144,000	-	-	(7)	-	144,000

John English	2006	215,347	-	-	-	20,700	236,047
Senior Vice President(8)	2005	214,965	-	(8)	-	2,537	217,502
		56,354	-	-	(8)	-	56,354

(1)
Mr. Shepard is not listed in this table as he was employed by us for only a portion of 2006 and did not earn compensation in excess of $100,000 during 2006.  Mr. Berkley is not listed in this table because he was not employed by us in 2006.

(2)	In terms of perquisites, Mr. English is the only person in the table above that receives a perquisite, where said perquisite relates to the use of a vehicle leased by us.

(3)	Since the executive officers did not receive any non-equity incentive plan compensation or any nonqualified deferred compensation earnings, we have intentionally omitted these columns from this table.

(4)
On March 13, 2007, Mr. Roth resigned as our Chief Executive Officer, but remains as our Chairman.  We issued to Mr. Roth 170,000 shares of Common Stock Series A in 2005 and warrants to purchase 160,000 shares of Common Stock Series A in 2006.

(5)	Mr. Johnson resigned as our Chief Technical Officer on August 15, 2007.

(6)	In 2005, we issued to Mr. Johnson 45,000 shares of Common Stock Series A and warrants to purchase 100,000 shares of Common Stock Series A.

(7)
In 2005, we issued to Mr. Khal 100,000 shares of Common Stock Series A and warrants to purchase 99,000 shares of Common Stock Series A.  In 2004, we issued to Mr. Khal warrants to purchase 100,000 shares of Common Stock Series A in 2004.

(8)
On June 11, 2006, Mr. English resigned as an executive officer, but remained as our Senior Vice President in charge of gaming development.  In 2005, we issued to Mr. English 40,000 shares of Common Stock Series A.  In 2004, we issued to Mr. English warrants to purchase 250,000 shares of Common Stock Series A.

Employment Arrangements

All employees, including executive officers, are required to execute an employee invention assignment and confidentiality agreement. In addition, we have agreed to severance arrangements with all executive officers that provide for the payment of six months of base salary following termination of employment for other than cause.

Effective May 15, 2007, we entered into an employment agreement with Jon D. Berkley to serve as our President and Chief Executive Officer.  Pursuant to the agreement, Mr. Berkley is paid a base salary of $270,000.  In addition, Mr. Berkley was granted options to purchase 400,000 shares of Common Stock Series A that are exercisable at $5.00 per share.  100,000 options vested upon grant, with the remaining options vesting at a rate of 100,000 per year beginning on June 4, 2008.

Effective August 10, 2004, we entered into an employment agreement with John English to serve as our Senior Vice President in charge of strategic business development through August 14, 2009, subject to early termination under certain conditions. Pursuant to the agreement, Mr. English is paid a base salary of $200,000, with automatic annual raises and possible bonus payments. In addition, as part of his compensation, Mr. English was granted warrants to purchase 250,000 shares of Common Stock Series A that are exercisable at $1.00 per share and vest annually at a rate of 20% per year beginning on August 10, 2004. Under the agreement Mr. English is prohibited from competing with us during the term of the agreement and for one year following termination of the agreement. From November 2005 through June 2006, Mr. English also served as our Chief Strategic Officer. Although Mr. English resigned as an executive officer in June 2006, he remained as our Senior Vice President in charge of gaming development.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth certain information with respect to unexercised stock options (including warrants) held by our named executive officers as of December 31, 2006.  Our named executive officers did not own any unvested stock awards or any equity incentive plan awards as of December 31, 2006.

	Option/Warrant Awards
Name	Number of Securities Underlying Unexercised Options/ Warrants (#) Exercisable	Number of Securities Underlying Unexercised Options/ Warrants (#) Unexercisable	Option/Warrant Exercise Price ($)	Option/Warrant Expiration Date
Russell R. Roth	25,000	-	$2.00	05/01/2008
Russell R. Roth	160,000	-	$1.00	12/31/2009
Russell R. Roth	21,500	-	$3.00	03/01/2010
Sam Johnson	125,335	33,333	$2.00	09/19/2010
Zak Khal	200,000	-	$1.00	08/31/2008
Zak Khal	15,000	-	$4.55	11/11/2008
Zak Khal	75,000	25,000	$1.00	12/31/2009
Zak Khal	66,000	33,000	$3.00	05/09/2010
John English	126,000	84,000	$1.00	08/09/2009
Bruce Shepard	83,333	166,667	$3.00	06/13/2011

Director Compensation

The following table sets forth certain information with respect to stock options and warrants granted to the members of our Board of Directors outstanding as of December 31, 2006.  The members of our Board of Directors were not issued any equity incentive plan awards or any nonqualified deferred compensation earnings as of December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards(1) ($)	All Other Compensation ($)	Total ($)
Russell R. Roth	-	-	-	-	-
Kyleen E. Cane	-	-	-	-	-
Terry L. Caudill	-	-	10,649	-	10,649
Stephen Crystal(2)	-	-	-	-	-
Richard H. Irvine	-	-	-	-	-
George Kelesis(3)	-	-	10,649	-	10,649
Robert M. McMonigle	-	-	30,757	-	30,757
Robert B. Washington	-	-	10,638	-	10,638

(1)
In using the Black-Scholes option pricing model, the principal assumptions selected to value the options and warrants for calculating the “minimum value” included a “risk free” interest rate of 5 percent, expected option life of 4 to 10 years, no expected dividends, and a volatility factor of 70 percent.

(2)	Mr. Crystal resigned as a director in October 2006.

(3)	Mr. Kelesis resigned as a director in October 2006.

Our directors who are also our employees do not receive additional compensation for their service as directors.  Beginning in April 2007, we will pay each of our non-employee directors a monthly director’s fee of $2,000 for serving on our Board of Directors. We will pay an additional monthly fee of $1,000 to the non-employee chairpersons of the Board committees. At each meeting at which they are elected or re-elected, our non-employee directors will receive options to purchase 10,000 shares of our Common Stock Series A. Our directors will be also reimbursed for out-of-pocket expenses incurred in attending board and committee meetings.

In exchange for their services as our directors, we issued warrants to purchase 50,000 shares of Common Series A Stock to Kyleen E. Cane and Richard H. Irvine during the year ended December 31, 2005.  In addition, we issued warrants to purchase 10,000 shares of our Common Stock Series A to Mr. Irvine during the year ended December 31, 2005 for serving as the liaison to our advisory board. We issued warrants to purchase 10,000 shares of Common Stock Series A to Terry Caudill and Robert Washington and stock options to purchase 10,000 shares of Common Stock Series A to Robert McMonigle during the year ended December 31, 2006.

OTHER INFORMATION

Executive Officers

The following information sets for the names of the Company’s executive officers who do not also serve on our Board of Directors, their ages and their present positions. Officers are appointed by the Board of Directors and hold office until removed by the Board. We have no significant employees other than our officers.

Name	Age	Position
Bruce A. Shepard	57	Chief Financial Officer
Zak Khal	43	Chief Operating Officer

Set forth below is a brief description of the background and business experience of the foregoing officers.

Bruce A. Shepard has served as our Chief Financial Officer since August, 2006.  Mr. Shepard has also served as our Treasurer since October 2006. From July 1989 to July 2006, Mr. Shepard was a partner with PricewaterhouseCoopers LLP in Portland, Oregon. As the head of the Private Companies Section practice, Mr. Shepard worked closely with privately held businesses, assisting them as a proactive business advisor with acquisitions and divestitures, corporate financings, and strategic plans, and public company clients with initial public offerings, secondary offerings, and regulatory SEC filings.

Zak Khal has served as our Chief Operating Officer since July 2005 and as our Secretary since October 2006. Mr. Khal served as our President from July 2005 until October 2006 and as our Vice President of Operations from 2001 to 2004.  From April 1994 through September 2001, Mr. Khal held a variety of positions with Park Place Entertainment, which develops, owns, and operates gaming facilities, including the following: Director of Operations at Park Place Corporate; Assistant Vice President of Casino Operations and Marketing, and Director of Casino Administration at Paris/Bally’s; Games Manager, Casino Administrator, and Senior Operations Analyst at Las Vegas Hilton; and Senior Internal Auditor at Hilton Hotels Corporation.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information regarding the beneficial ownership of our Common Stock Series A as of September 30, 2007 by the following:

●   each of our executive officers and directors; and

●   all our executive officers and directors as a group.

As of September 30, 2007, we were not aware of any person beneficially owning more than 5% of our outstanding Common Stock Series A.  Although we have issued to CAMOFI warrants to purchase 2,675,000 shares of Common Stock Series A and a senior secured convertible note convertible into shares of our Common Stock Series A, CAMOFI is contractually restricted from owning more than 4.99% of our outstanding shares of common stock.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent Beneficially Owned(2)

Executive Officers and Directors:
Russell R. Roth (3)	1,265,677	10.18%
Zak Khal (4)	504,000	4.00%
Stephen A. Crystal (5)	496,666	3.96%
Bruce A. Shepard (6)	266,666	2.14%
Richard H. Irvine (7)	150,000	1.22%
Kyleen E. Cane (8)	121,000	0.99%
Terry L. Caudill (9)	110,000	0.90%
Jon D. Berkley (10)	100,000	0.81%
Robert M. McMonigle (11)	10,000	0.08%
All officers and directors as a group (9 persons) (12)	3,024,009	22.25%

(1)	The address of each officer or director is c/o Las Vegas Gaming, Inc., Attention: Investor Relations, 4000 West Ali Baba, Suite D, Las Vegas, Nevada 89118.

(2)
Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock Series A shown beneficially owned, subject to applicable community property laws. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Common Stock Series A subject to derivative securities held by that person that are exercisable within 60 days of September 30, 2007 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing ownership of any other person. The percentages shown are calculated based on 12,230,653 shares of Common Stock Series A outstanding on September 30, 2007.

(3)
Represents 999,177 shares of Common Stock Series A; 60,000 shares of Common Stock Series A held by Mr. Roth’s spouse; options to purchase 181,500 shares of Common Stock Series A; and warrants to purchase 25,000 shares of Common Stock Series A. The beneficial ownership of Mr. Roth does not include 100 shares of Common Stock Series A beneficially owned by Rebecca Candelaria, Mr. Roth’s daughter; 100 shares of Common Stock Series A beneficially owned by Danielle Roth, Mr. Roth’s daughter; and 2,500 warrants to purchase Common Stock Series A beneficially owned by Nancy Roth, Mr. Roth’s sister, all of which are vested and exercisable.

(4)
Represents 90,000 shares of Common Stock Series A; options to purchase 100,000 shares of Common Stock Series A all of which are vested and exercisable; and warrants to purchase 314,000 shares of Common Stock Series A all of which are vested and exercisable.

(5)
Represents 185,000 shares of Common Stock Series A issued to JMC Investments, L.L.C.; 125,000 shares of Common Stock Series A issuable upon conversion of 125,000 shares of Series D convertible preferred stock issued to JMC Investments, L.L.C.; options to purchase 10,000 shares of Common Stock Series A all of which are vested; warrants to purchase 250,000 shares of Common Stock Series A of which warrants to purchase 166,666 shares are vested and exercisable; options to purchase 20,000 shares of Common Stock Series A, of which options to purchase 6,667 shares are vested and exercisable; and options to purchase 10,000 shares of Common Stock Series A of which options to purchase 3,333 shares are vested and exercisable. Mr. Crystal is the manager and member of JMC Investments, L.L.C. and has sole voting and dispositive power with respect to such shares.

(6)
Represents 50,000 shares of Common Stock Series A; warrants to purchase 250,000 shares of Common Stock Series A, of which warrants to purchase 166,666 shares are vested and exercisable; and options to purchase 200,000 shares of Common Stock Series A, of which options to purchase 50,000 shares are vested and exercisable.

(7)
Represents 60,000 shares of Common Stock Series A, options to purchase 40,000 shares of Common Stock Series A; and warrants to purchase 50,000 shares of Common Stock Series A all of which are vested and exercisable.

(8)	Represents 121,000 shares of Common Stock Series A.

(9)	Represents 100,000 shares of Common Stock Series A and warrants to purchase 10,000 shares of Common Stock Series A.

(10)	Represents options to purchase 400,000 shares of Common Stock Series A, of which options to purchase 100,000 shares are vested and exercisable.

(11)	Represents options to purchase 10,000 shares of Common Stock Series A.

(12)
Represents 1,665,177 shares of Common Stock Series A; 125,000 shares of Common Stock Series A issuable upon conversion of 125,000 shares of Series D convertible preferred stock; options to purchase 501,500 shares of Common Stock Series A; and warrants to purchase 732,332 shares of Common Stock Series A.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2006, about our equity compensation plans under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	577,023	$1.96	565,327
Equity compensation plans not approved by security holders (2)	5,884,718	$1.85	0
Total	6,461,741	$1.86	565,327

(1)	Relates to stock options issued and remaining for future issuance under our Stock Option Plan (2000).

(2)	Relates to stock options and warrants issued to employees, including executive officers, directors and consultants pursuant to individual agreements.

We have a stock option program, which consists of the Stock Option Plan (2000).  For an explanation of the material features of and proposed amendments to the Stock Option Plan (2000) see Proposal 2 above.  Pursuant to individual agreements, we have also periodically issued options and warrants to purchase Common Stock Series A to employees, including executive officers, directors and consultants for services rendered or as an aid in the retention of executive officers and employees and as a way to align the interests of executive officers and employees with those of our stockholders.  The options and warrants granted pursuant to these individual agreements have generally been on the same terms as those required by our Stock Option Plan (2000).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of beneficial ownership and changes in beneficial ownership of our securities with the SEC on Forms 3, 4 and 5.  Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during the year ended December 31, 2006, and upon a review of Forms 5 and amendments thereto furnished to us with respect to the year ended December 31, 2006, or upon written representations received by us from certain reporting persons that no Forms 5 were required for those persons, we believe that during the fiscal year ended December 31, 2006, such reporting persons complied with the filing requirements of Section 16(a),  except for Robert M. McMonigle, Robert B. Washington and Stephen A. Crystal with respect to their Form 3’s and Russell R. Roth, Robert B. Washington, Stephen A. Crystal and Sam Johnson with respect to single instances involving Form 4’s.  Such Form 3’s and 4’s were subsequently filed.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY SAID DOCUMENT SO FILED.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to Las Vegas Gaming, Inc.’s audited consolidated financial statements for the fiscal year ended December 31, 2006.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management.  The Audit Committee has discussed with Piercy Bowler Taylor & Kern, the Company’s independent registered public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board’s Interim Auditing Standards, Sec. AU 380 “Communication with Audit Committees,” which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.  The Audit Committee has also received written communications from Piercy Bowler Taylor & Kern required by Independence Standards Board Standard No. 1, which relates to the auditor’s independence from the Company and its related entities, and has discussed with Piercy Bowler Taylor & Kern their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

AUDIT COMMITTEE Terry L. Caudill, Chairman Richard H. Irvine Kyleen E. Cane

INDEPENDENT AUDITORS

The Board of Directors selected Piercy Bowler Taylor & Kern, Certified Public Accountants, as the Company’s independent auditors and business advisers to examine the Company’s financial statements for the fiscal year ended December 31, 2007.

There will be no representatives of Piercy Bowler Taylor & Kern at the annual meeting.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Independent Registered Public Accounting Firm Fees

The Company’s Board of Directors reviews and approves audit and permissible non-audit services performed by its independent registered public accounting firm, as well as the fees charged for such services.  In its review of non-audit fees and its appointment of Piercy Bowler Taylor & Kern as the Company’s independent registered public accounting firm, the Board of Directors considered whether the provision of such services is compatible with maintaining independence.  All of the services provided and fees charged by Piercy Bowler Taylor & Kern in 2006 and 2005 were approved by the Board of Directors.  The following represents fees for audit services rendered by Piercy Bowler Taylor & Kern for the audit of the Company’s annual financial statements for the years ended December 31, 2006 and December 31, 2005 and fees billed for other services rendered by Piercy Bowler Taylor & Kern during those periods.

Audit Fees

The aggregate fees billed or expected to be billed by our auditors for professional services rendered in connection with the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2006 and 2005, including fees for the review of our quarterly reports on Form 10-QSB filed during the same periods, were $150,492 and $55,436 respectively.

Audit-Related Fees

The aggregate fees that our auditors billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements were $1,318 and $14,849 for 2006 and 2005, respectively.

Tax Fees

The aggregate fees billed by our auditors for professional services for tax compliance, tax advice, and tax planning were $7,752 and $17,600 for the fiscal years ended December 31, 2006 and 2005.

All Other Fees

The aggregate fees billed by our auditors for all other non-audit services, such as attending meetings and other miscellaneous financial consulting, for the fiscal years ended December 31, 2006 and 2005 were $0 and $16,264 respectively.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

There were no fees billed by the Company’s auditors for: (a) directly or indirectly operating, or supervising the operation of, the Company’s information system or managing the Company’s local area network; or (b) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements taken as a whole.  As there were no fees billed or expended for the above services, the Company’s Board of Directors did not consider whether such expenditures were compatible with maintaining the auditor’s independence form the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to Executive Officers

During 2001 and 2002, we loaned to Russell R. Roth, our Chairman, $248,000, representing the funds needed to exercise all of his non-qualified stock options and pay the federal income taxes due upon exercise. The loan required the payment of interest of 4.85% per annum during the first four years with the balance due on June 15, 2006. Mr. Roth paid $100,000 toward the repayment of this debt in 2004 and repaid the remaining outstanding amount in June 2006.

During 2001 and 2002, we loaned to Gary G. Baldwin, our former Vice President and a former director, $220,000, representing the funds needed to exercise all of his non-qualified stock options and pay the federal income taxes due upon exercise. The primary intent of the loans was the same as that for the loans to Mr. Roth. The loan required the payment of interest of 4.85% per annum during the first four years with the balance due on June 15, 2006. The loan was repaid in June 2006 through the surrender of 80,340 shares of Common Stock Series A.

Compensation Arrangements

During 2005, we entered into arrangements with certain executive officers and service providers to issue shares of Common Stock Series A at a negotiated fair value of $0.50 per share in exchange for the agreement to reduce their salaries or compensation for services rendered. As a result, we issued the following shares of Common Stock Series A: 170,000 shares to Russell R. Roth, 45,000 shares to Sam Johnson, 100,000 shares to Zak Khal, 50,000 shares to Kyleen E. Cane, and 40,000 shares to John English.

Separation Agreement with Gary G. Baldwin

In 2003, we entered into a separation agreement with Gary G. Baldwin under which Mr. Baldwin received a cash payment of $30,000, the right to receive contingent future consideration of $30,000, and the limited right to have us repurchase up to 75,000 shares of Common Stock Series A at prices up to $3.00 per share. The shares that were subject to the repurchase right were surrendered as part of the repayment of a loan in June 2006.

Acquisitions Involving AdLine Network, LLC

On January 14, 2005, we entered into an Agreement and Plan of Merger to acquire all of the outstanding common stock of AdLine Gaming, Inc. from AdLine Network, LLC in a transaction valued at $1,178,487, including the payment of $500,000 in cash, the issuance of 400,000 shares of Common Stock Series A, the issuance of warrants to purchase 100,000 shares of Common Stock Series A and the assumption of $278,487 in liabilities. Following consummation of the merger, we appointed Sam Johnson, former Chief Executive Officer and President and current shareholder of AdLine Network, LLC, as our Chief Technology Officer. As a result of the acquisition, Mr. Johnson received 234,674 shares of our Common Stock Series A.

Additionally, on February 1, 2006, we entered into a Waiver and Release Agreement with AdLine Network, LLC whereby, in exchange for 700,000 shares of our Common Stock Series A, we acquired world-wide exclusive rights to certain technologies that permit at home wagering and betting and were released from any claims that AdLine Network, LLC may have had against us.

Further, as part of the agreement, we are required to pay AdLine Network, LLC 5% of our net revenue (our gross revenue less the theoretical cost of any pay outs) derived from any at home wagering and betting. Mr. Johnson is a 40% member of AdLine Network, LLC. As a result of the acquisition, Mr. Johnson received 372,009 shares of our Common Stock Series A.

Agreements for Services

In 2006, we entered into a consulting agreement with JMC Investments, L.L.C., an entity managed and owned by Stephen A. Crystal, a director of our company. During the 90-day term of the consulting agreement, JMC Investments, L.L.C. is to assist in designing, developing, and implementing our sales efforts and assist in fulfilling our funding needs. In exchange, we agreed to pay JMC Investments, L.L.C. compensation of $10,000 per month and a one-time grant of 60,000 shares of Common Stock Series A. On June 15, 2006, Mr. Crystal accepted our offer of employment as our President and Chief Marketing Officer and agreed to terminate any further obligation under the consulting agreement.  As an employee, Mr. Crystal was issued a warrant to purchase 250,000 shares of Common Stock Series A with an exercise price of $3.00 per share.  On March 16, 2007, Mr. Crystal was re-appointed to our Board of Directors and concurrently resigned as our President and Chief Marketing Officer.

Since 1999, Cane Clark, LLP has provided legal services to us. Kyleen E. Cane, a director of our company, is a partner of Cane Clark, LLP. In exchange for the services provided by Ms. Cane and Cane Clark, LLP, we issued 50,000 shares of Common Stock Series A to Ms. Cane in 2005 at a negotiated fair value of $0.50 per share and paid cash fees of $625, $34,256, and $25,299 in 2006, 2005, and 2004, respectively.

Sale of Series D Convertible Preferred Stock

In October 2005, JMC Investments, L.L.C., an entity managed and owned by Stephen A. Crystal, purchased 125,000 shares of Series D Convertible Preferred Stock at a price of $2.00 per share and 125,000 shares of Common Stock Series A at a price of $2.00 per share. The terms of the transaction were negotiated with Mr. Crystal prior to his appointment to our Board of Directors.

Letters of Intent

We have entered into letters of intent with certain third parties to install the PlayerVision system. These commitments generally provide that we will supply our PlayerVision system in exchange for certain fees and a share of the revenue produced. The material terms of the commitments have not been fully agreed upon and are subject to certain conditions and limitations, including obtaining regulatory approval of the PlayerVision system.  Of these third parties, we have entered into letters of intent with the Four Queens Hotel and Casino, a hotel casino controlled by Terry L. Caudill, a director, and Caribbean Cage, LLC, a slot route operator based in Puerto Rico controlled by Robert B. Washington, a former director.

FAMILY RELATIONSHIPS

There are no family relationships among the Company’s directors or officers.

LEGAL PROCEEDINGS

On September 12, 2007, IGT filed a lawsuit against us in the United States District Court for the District of Nevada captioned IGT v. Las Vegas Gaming, Inc., Case 3:07-cv-00415-BES-VPC alleging copyright infringement, trademark infringement, trade dress infringement and false designation of origin relating to the operation of our PortalVision™ system on IGT’s Game King® gaming machines.  IGT is seeking injunctive and monetary relief in the case, including treble damages and profits, claiming that IGT would be irreparably harmed by LVGI if LVGI’s PlayerVision were deployed in the marketplace.  We believe we have meritorious defenses to these allegations and intend to vigorously defend these claims.

FUTURE STOCKHOLDERS PROPOSALS

It is anticipated that the release date for Las Vegas Gaming’s proxy statement and form of proxy for its next annual meeting of shareholders will be October 29, 2008.  The deadline for submittals of shareholder proposals to be included in that proxy statement and form of proxy is 120 days prior to that date.  If we change the date of our next annual meeting by more than 30 days from the date of this year’s annual meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials for the next annual meeting.  The deadline for submittals of shareholder proposals for a meeting of shareholders other than at a regularly scheduled annual meeting is a reasonable time before the company begins to print and mail its proxy materials.

FORWARD-LOOKING STATEMENTS

This proxy statement may include statements that are not historical facts.  These statements are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and are based, among other things, on the Company’s current plans and expectations relating to expectations of anticipated growth in the future and future success under various circumstances.  As such, these forward-looking statements involve uncertainty and risk.  External factors that could cause our actual results to differ materially from our expectations include:

•	The Company’s ability to develop its business plan to the extent anticipated;
•	The public’s willingness to accept the Company’s games; and
•	The Company’s ability to compete successfully within the gaming industry.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in forward-looking statements.  We do not undertake any obligation to update the forward-looking statements contained in this proxy statement to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

Las Vegas Gaming is subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  Las Vegas Gaming files reports, proxy statements and other information with the SEC.  You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with SEC.

Our 2006 Annual Report on Form 10-KSB, containing audited consolidated financial statements but without exhibits, accompanies this proxy statement.  The Form 10-KSB as filed with the SEC including exhibits is available on our website at www.lvgi.com. Stockholders may also obtain a copy of the Form 10-KSB, without charge, upon written request to:

 Las Vegas Gaming, Inc.
Attn:  Corporate Secretary
4000 West Ali Baba Lane
Las Vegas, Nevada 89118

As of the date of this proxy statement, our Board of Directors knows of no business that will be presented for consideration at the annual meeting other than the matters stated in the accompanying Notice of Annual Meeting of Stockholders and described in this proxy statement.  If, however, any matter incident to the conduct of the annual meeting or other business properly comes before the meeting, the persons acting under the proxies intend to vote with respect to those matters or other business in accordance with their best judgment, and the proxy includes discretionary authority to do so.

PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE MEETING.

By Order of the Board of Directors

/s/ Russell R. Roth
Russell R. Roth
Chairman

October 29, 2007

Appendix A

STOCK OPTION PLAN (2000) OF
LAS VEGAS GAMING, INC.
A Nevada Corporation

1. Purpose of the Plan

The purpose of this Plan is to strengthen Las Vegas Gaming, Inc. (hereinafter the “Company”) by providing incentive stock options as a means to attract, retain and motivate key corporate personnel, through ownership of stock of the Company, and to attract individuals of outstanding ability to render services to and enter the employment of the Company or its subsidiaries.

2. Types of Stock Options

There shall be two types of Stock Options (referred to herein as “Options” without distinction between such different types) that may be granted under this Plan: (1) Options intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code (“Qualified Stock Options”), and (2) Options not specifically authorized or qualified for favorable income tax treatment under the Internal Revenue Code (“Non-Qualified Stock Options”).

3. Definitions

The following definitions are applicable to the Plan:

(a) Board. The Board of Directors of the Company.

(b) Code. The Internal Revenue Code of 1986, as amended from time to time.

(c) Common Stock. The shares of Common Stock of the Company.

(d) Company. Las Vegas Gaming, Inc., a Nevada corporation.

(e) Consultant. An individual or entity that renders professional services to the Company as an independent contractor and is not an employee or under the direct supervision and control of the Company.

(f) Disabled or Disability. For the purposes of Section 7, a disability of the type defined in Section 22(e)(3) of the Code. The determination of whether an individual is Disabled or has a Disability is determined under procedures established by the Plan Administrator for purposes of the Plan.

(g) Fair Market Value. For purposes of the Plan, the “fair market value” per share of Common Stock of the Company at any date shall be: (a) if the Common Stock is listed on an established stock exchange or exchanges or the NASDAQ National Market, the closing price per share on the last trading day immediately preceding such date on the principal exchange on which it is traded or as reported by NASDAQ; or (b) if the Common Stock is not then listed on an exchange or the NASDAQ National Market, but is quoted on the NASDAQ Small Cap Market, the NASDAQ electronic bulletin board or the National Quotation Bureau pink sheets, the average of the closing bid and asked prices per share for the Common Stock as quoted by NASDAQ or the National Quotation Bureau, as the case may be, on the last trading day immediately preceding such date; or (c) if the Common Stock is not then listed on an exchange or the NASDAQ National Market, or quoted by NASDAQ or the National Quotation Bureau, an amount determined in good faith by the Plan Administrator.

(h) Incentive Stock Option. Any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(i) Non-Qualified Stock Option. Any Stock Option that is not an Incentive Stock Option.

(j) Optionee. The recipient of a Stock Option.

(k) Plan Administrator. The board or the Committee designated by the Board pursuant to Section 4 to administer and interpret the terms of the Plan.

(l) Stock Option. Any option to purchase shares of Common Stock granted pursuant to Section 7.

4. Administration of the Plan

This Plan shall be administered by a “Compensation Committee” or “Plan Administrator” composed of members selected by, and serving at the pleasure of, the Board of Directors. Subject to the provisions of the Plan, the Plan Administrator shall have authority to construe and interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to its administration, to select, from time to time, among the eligible employees and non-employee consultants (as determined pursuant to Section 5) of the Company and its subsidiaries those employees and consultants to whom Stock Options will be granted, to determine the duration and manner of the grant of the Options, to determine the exercise price, the number of shares and other terms covered by the Stock Options, to determine the duration and purpose of leaves of absence which may be granted to Stock Option holders without constituting termination of their employment for purposes of the Plan, and to make all of the determinations necessary or advisable for administration of the Plan. The interpretation and construction by the Plan Administrator of any provision of the Plan, or of any agreement issued and executed under the Plan, shall be final and binding upon all parties. No member of the Committee or Board shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

All of the members of the Committee shall be persons who, in the opinion of counsel to the Company, are outside directors and “non-employee directors” within the meaning of Rule l6b-3(b)(3)(i) promulgated by the Securities and Exchange Commission. From time to time, the Board may increase or decrease the size of the Committee, and add additional members to, or remove members from, the Committee. The Committee shall act pursuant to a majority vote, or the written consent of a majority of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the provisions of the Plan and the directions of the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may deem advisable.

At the option of the Board, the entire Board of Directors of the Company may act as the Plan Administrator during such periods of time as all members of the Board are “outside directors” as defined in Prop. Treas. Regs. §1.162-27(e)(3), except that this requirement shall not apply during any period of time prior to the date the Company’s Common Stock becomes registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

5. Grant of Options

The Company is hereby authorized to grant Incentive Stock Options as defined in section 422 of the Code to any employee or director (including any officer or director who is an employee) of the Company, or of any of its subsidiaries; provided, however, that no person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any of its parent or subsidiary corporations, shall be eligible to receive an Incentive Stock Option under the Plan unless at the time such Incentive Stock Option is granted the Option price is at least 110% of the fair market value of the shares subject to the Option, and such Option by its terms is not exercisable after the expiration of five years frorn the date such Option is granted.

An employee may receive more than one Option under the Plan. Non-Employee Directors shall be eligible to receive Non-Qualified Stock Options in the discretion of the Plan Administrator. In addition, Non-Qualified Stock Options may be granted to Consultants who are selected by the Plan Administrator.

6. Stock Subject to Plan

The stock available for grant of Options under this Plan shall be shares of the Company’s authorized but unissued, or reacquired, Common Stock. The aggregate sales price, or amount of securities sold, during any 12 month period may not exceed the greater of: (1) $1 million, (2) 15% of the total assets of the Company, or (3) 15% of the issued and outstanding common stock of the company, including shares previously issued under this Plan or other stock option plans created by the Company. The maximum number of shares for which an Option may be granted to any Optionee during any calendar year shall not exceed 200,000 shares. In the event that any outstanding Option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of the Option shall again be available for Options under the Plan as if no Option had been granted with regard to such shares.

7. Terms and Conditions of Options

Options granted under the Plan shall be evidenced by agreements (which need not be identical) in such form and containing such provisions that are consistent with the Plan as the Plan Administrator shall from time to time approve. Such agreements may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

(a) Number of Shares. Each Option agreement shall specify the number of shares subject to the Option.

(b) Option Price. The purchase price for the shares subject to any Option shall be determined by the Plan Administrator at the time of the grant, but shall not be less than 85% of Fair Market Value per share. Anything to the contrary notwithstanding, the purchase price for the shares subject to any Incentive Stock Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock of the Company on the date the Stock Option is granted. In the case of any Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any of its parent or subsidiary corporations, the Option price shall not be less than 110% of the Fair Market Value per share of the Common Stock of the Company on the date the Option is granted. For purposes of determining the stock ownership of an employee, the attribution rules of Section 424(d) of the Code shall apply.

(c) Notice and Payment. Any exercisable portion of a Stock Option may be exercised only by: (a) delivery of a written notice to the Company prior to the time when such Stock Option becomes unexercisable herein, stating the number of shares bring purchased and complying with all applicable rules established by the Plan Administrator; (b) payment in full of the exercise price of such Option by, as applicable, delivery of: (i) cash or check for an amount equal to the aggregate Stock Option exercise price for the number of shares being purchased, (ii) in the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate exercise price of such Stock Option (a “cash1ess exercise”), or (iii) in the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, shares of the Company’s Common Stock owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate purchase price of the shares with respect to which such Stock Option or portion is thereby exercised (a “stock-for-stock exercise”); (c) payment of the amount of tax required to be withheld (if any) by the Company, or any parent or subsidiary corporation as a result of the exercise of a Stock Option. At the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, the Optionee my pay all or a portion of the tax withholding by: (i) cash or check payable to the Company, (ii) a cashless exercise, (iii) a stock-for-stock exercise, or (iv) a combination of one or more of the foregoing payment rnethods; and (d) delivery of a written notice to the Company requesting that the Company direct the transfer agent to issue to the Optionee (or his designee) a certificate for the number of shares of Common Stock for which the Option was exercised or, in the case of a cashless exercise, for any shares that were not sold in the cashless exercise. Notwithstanding the foregoing, the Company, in its sole discretion, may extend and maintain, or mange for the extension and maintenance of credit to any Optionee to finance the Optionee’s purchase of shares pursuant to the exercise of any Stock Option, on such terms as may be approved by the Plan Administrator, subject to applicable regulations of the Federal Reserve Board and any other laws or regulations in effect at the time such credit is extended.

(d) Terms of Option. No Option shall be exercisable after the expiration of the earliest of: (a) ten years after the date the Option is granted, (b) three months after the date the Optionee’s employment with the Company and its subsidiaries terminates, or a Non-Employee Director or Consultant ceases to provide services to the Company, if such termination or cessation is for any reason other than Disability or death, (c) one year after the date the Optionee’s employment with the Company, and its subsidiaries, terminates, or a Non-Employee Director or Consultant ceases to provide services to the Company, if such termination or cessation is a result of death or Disability; provided, however, that the Option agreement for any Option may provide for shorter periods in each of the foregoing instances. In the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any of its parent or subsidiary corporations, the term set forth in (a) above shall not be more than five years after the date the Option is granted.

(e) Exercise of an Option. No Option shall be exercisable during the lifetime of the Optionee by any person other than the Optionee. Subject to the foregoing, the Plan Administrator shall have the power to set the time or times within which each Option shall be exercisable and to accelerate the time or times of exercise; provided. However the Option shall provide the right to exercise at the rate of at least 20% per year over five years from the date the Option is granted. Unless otherwise provided by the Plan Administrator, each Option granted under the Plan shall become exercisable on a cumulative basis as to one-third (1/3) of the total number of shares covered thereby at any time after one year from the date the Option is granted and an additional one-third (1/3) of such total number of shares at any time after the end of each consecutive one-year period thereafter until the Option has become exercisable as to all of such total number of shares. To the extent that an Optionee has the right to exercise an Option and purchase shares pursuant hereto, the Option may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by payment in full of the exercise price for such shares.

(f) No Transfer of Option. No Option shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution.

(g) Limit on Incentive Stock Option. The aggregate Fair Market Value (determined at the time the Option is granted) of the stock with respect to which an Incentive Stock Option is granted and exercisable for the first time by an Optionee during any calendar year (under all Incentive Stock Option plans of the Company and its subsidiaries) shall not exceed $100,000. To the extent the aggregate Fair Market Value (determined at the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all Incentive Stock Option plans of the Company and any parent or subsidiary corporations) exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options. The determination of which Stock Options shall be treated as Non-Qualified Stock Options shall be made by taking Stock Options into account in the Order in which they were granted.

(h) Restriction on Issuance of Shares. The issuance of Options and shares shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of securities, including, without limitation, any required qualification under state securities laws. If an Optionee acquires shares of Common Stock pursuant to the exercise of an Option, the Plan Administrator, in its sole discretion, may require as a condition of issuance of shares covered by the Option that the shares of Common Stock be subject to restrictions on transfer. The Company may place a legend on the share certificates reflecting the fact that they are subject to restrictions on transfer pursuant to the terms of this Section. In addition, the Optionee may be required to execute a buy-sell agreement in favor of the Company or its designee with respect to all or any of the shares so acquired. In such event, the terms of any such agreement shall apply to the optioned shares.

(i) Investment Representation. Any Optionee may be required, as a condition of issuance of shares covered by his or her Option, to represent that the shares to be acquired pursuant to exercise will be acquired for investment and without a view toward distribution thereof, and in such case, the Company may place a legend on the share certificate(s) evidencing the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration.

(j) Rights as a Shareholder or Employee. An Optionee or transferee of an Option shall have no right as a stockholder of the Company with respect to any shares covered by any Option until the date of the issuance of a share certificate for such shares. No adjustment shall be made for dividends (Ordinary or extraordinary, whether cash, securities, or other property), or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided in paragraph (m) below. Nothing in the Plan or in any Option agreement shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with any right of the Company or any subsidiary to terminate the Optionee’s employment at any time.

(k) No Fractional Shares. In no event shall the Company be required to issue fractional shares upon the exercise of an Option.

(l) Exercise in the Event of Death. In the event of the death of the Optionee, any Option or unexercised portion thereof granted to the Optionee, to the extent exercisable by him or her on the date of death, may be exercised by the Optionee’s personal representatives, heirs, or legatees subject to the provisions of paragraph (d) above.

(m) Recapitalization or Reorganization of the Company. Except as otherwise provided herein, appropriate and proportionate adjustments shall be made (1) in the number and class of shares subject to the Plan, (2) to the Option rights granted under the Plan, and (3) in the exercise price of such Option rights, in the event that the number of shares of Common Stock of the Company are increased or decreased as a result of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the corporate or capital structure of the Company. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Company, or any stock or other securities into which such common stock shall have been changed, or for which it shall have been exchanged, whether by reason of a complete liquidation of the Company or a merger, reorganization, or consolidation with any other corporation in which the Company is not the surviving corporation, or the Company becomes a wholly-owned subsidiary of another corporation, then if the Plan Administrator shall, in its sole discretion, determine that such change equitably requires an adjustment to shares of Common Stock currently subject to Options under the Plan, or to prices or terms of outstanding Options, such adjustment shall be made in accordance with such determination.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustment shall be made by the Plan Administrator, the determination of which in that respect shall be final, binding, and conclusive. No right to purchase fractional shares shall result from any adjustment of Options pursuant to this Section. In case of any such adjustment, the shares subject to the Option shall he rounded down to the nearest whole share. Notice of any adjustment shall be given by the Company to each Optionee whose Options shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

In the event of a complete liquidation of the Company or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation, or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised Options granted under the Plan shall be deemed cancelled unless the surviving corporation in any such merger, reorganization, or consolidation elects to assume the Options under the Plan or to issue substitute Options in place thereof; provided, however, that notwithstanding the foregoing, if such Options would be cancelled in accordance with the foregoing, the Optionee shall have the right exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger, or consolidation to exercise such Option in whole or in part without regard to any installment exercise provisions in the Option agreement.

(n) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Plan Administrator may modify, extend or renew outstanding options granted under the Plan and accept the surrender of outstanding Options (to the extent not theretofore exercised). The Plan Administrator shall not, however, without the approval of the Board, modify any outstanding Incentive Stock Option in any manner that would cause the Option not to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code. Notwithstanding the foregoing. no modification of an Option shall, without the consent of the Optionee, alter or impair any rights of the Optionee under the Option.

(o) Other Provisions. Each Option may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Plan Administrator.

8. Termination or Amendment of the Plan

The Board may at any time terminate or amend the Plan; provided that, without approval of the holders of a majority of the shares of Common Stock of the Company represented and voting at a duly held meeting at which a quorum is present or the written consent of a majority of the outstanding shares of Common Stock, there shall be (except by operation of the provisions of paragraph (m) above) no increase in the total number of shares covered by the Plan, no change in the class of persons eligible to receive options granted under the Plan, no reduction in the exercise price of Options granted under the Plan, and no extension of the latest date upon which Options may be exercised; and provided further that, without the consent of the Optionee, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof.

9. Indemnification

In addition to such other rights of indemnification as they may have as members of the Board Committee that administers the Plan, the members of the Plan Administrator shall be indemnified by the Company against reasonable expense, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein to which they, or any of them, may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against any and all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company). In addition, such members shall be indemnified by the Company for any amount paid by them in satisfaction of a judgment in any action, suit, or proceeding, except in relation to matters as to which it shall have been adjudged that such member is liable for negligence or misconduct in the performance of his or her duties, provided however that within 60 days after institution of any such action, suit, or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

10. Effective Date and Term of the Plan

This Plan shall become effective (the “Effective Date”) on the date of adoption by the board of directors as evidenced by the date and signature below. Options granted under the Plan prior to shareholder approval are subject to cancellation by the Plan Administrator if shareholder approval is not obtained within 12 months of the date of adoption. Unless sooner terminated by the Board in its sole discretion, this Plan will expire on December 31, 2009.

IN WITNESS WHEREOF, the Company by its duly authorized officer, has caused this Plan to be executed this 1st day of January, 2000.

LAS VEGAS GAMING, INC.

/s/ Russell R. Roth
By: Russell R. Roth
Its: President

Appendix B

FIRST AMENDMENT
TO THE
STOCK OPTION PLAN (2000)
OF
LAS VEGAS GAMING, INC.

This First Amendment (this “First Amendment”) to the Stock Option Plan (2000) of Las Vegas Gaming, Inc. (the “Plan”) is adopted the 15th day of October 2007 by the Board of Directors of Las Vegas Gaming, Inc., a Nevada corporation (the “Company”).

Whereas, the effectiveness of this First Amendment is subject to the approval of the Company’s stockholders, where the stockholders will be able to vote on this First Amendment at the Company’s 2007 Annual Meeting of Stockholders;

Whereas, the reference to “Common Stock” in the Plan is a reference to the Company’s Common Stock Series A, $.001 par value;

1.	AMENDMENT

The total number of shares of the Company’s common stock that may be granted as stock options pursuant to the Plan shall be amended through the amendment and restatement of Section 6 of the Plan as follows:

The stock available for grant of Options under this Plan shall be 2,500,000 shares of Common Stock.  The maximum number of shares for which an Option may be granted to any Optionee during any calendar year shall not exceed 200,000 shares.  In the event that any outstanding Option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of the Option shall again be available for Options under the Plan as if no Option had been granted with regard to such shares.

2.	CONFLICT BETWEEN THE FIRST AMENDMENT AND THE PLAN

If there is a conflict between any of the provisions of this First Amendment and any of the provisions of the Plan, the provisions of this First Amendment shall control.

3.	NO OTHER AMENDMENTS OR CHANGES

Except as expressly amended or modified by this First Amendment, all of the terms and conditions of the Plan shall remain unchanged and in full force and effect.

4.	GOVERNING LAW

This First Amendment shall be governed by and construed in accordance with Nevada law.

B - 1

Las Vegas Gaming, Inc.
Annual Meeting of Shareholders
November 27, 2007
PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Russell R. Roth and Jon D. Berkley and each or any of them, with power of substitution, the attorneys and proxies of the undersigned, to attend the annual meeting of shareholders of Las Vegas Gaming, Inc., to be held November 27, 2007 beginning at 1:00 p.m., Pacific Time, at Treasure Island, Caribbean Room C, 2nd Floor Convention Level, 3300 South Las Vegas Boulevard, Las Vegas, Nevada, and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the Proxy Statement sent to Shareholders, a copy of which has been received by the undersigned, as follows:

Please mark your votes as indicated [X]    Total Number of Shares Held: _____________

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

1.	For the election of the following seven nominees as Directors of the Company, to serve until the next annual meeting and until their successors are elected and qualified:

NOMINEES:
[__]	FOR ALL NOMINEES	( ) Russell R. Roth
( ) Jon D. Berkley
[__]	WITHHOLD AUTHORITY	( ) Kyleen E. Cane
	FOR ALL NOMINEES	( ) Richard H. Irvine
( ) Stephen A. Crystal
[__]	FOR ALL EXCEPT	( ) Terry L. Caudill
	(See instructions below)	( ) Robert M. McMonigle

INSTRUCTION: to withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: (X)

2.	Approval of amendments to the Stock Option Plan (2000).

FOR	AGAINST	ABSTAIN
[__]	[__]	[__]

In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

IMPORTANT-PLEASE SIGN AND RETURN PROMPTLY.  When joint tenants hold shares, both should sign.  When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by an authorized person.  Please sign exactly as your name appears on your stock certificate(s).

Dated: ________________, 2007

Print Name: __________________	Signature: _____________________

PLEASE SIGN AND RETURN THIS PROXY PROMTLY